Exhibit 24.1

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors and Shareholders
AOB Biotech, Inc. and Subsidiaries
(A California Corporation)

We hereby consent to the inclusion by reference of our audit report dated July 20, 2006, for the years ended May 31, 2006 and May 31, 2005, which appear in this Amendment Number 2 to the Registration Statement on Form 10-SB of AOB Biotech, Inc. filed with Securities and Exchange Commission and to all references to our firm included in this Amendment Number 2 to the Registration Statement on Form 10-SB.

/s/ Simon & Edward, LLP
Simon & Edward, LLP

City of Industry, CA

December 12, 2006